UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   January 11, 2011

Barclay Road, Inc.

(Exact Name of Registrant as Specified in its Charter)

WYOMING	000-52332	20-5571215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PSEO ALCOBENDAS -  10 A CENTRO COMERCIAL BOULEVAR ALCOBENDAS, SPAIN 28109

 (Address of principal executive office, including zip code)

206-666-9889

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certify Accountant.

On January 11, 2011, our board of directors authorized our officers to engage Madsen and Associates, CPA of Salt Lake City, Utah as our independent accountants.  We did not, nor did anyone on our behalf, consult the new accountant regarding:

1.  The application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements and neither written or oral advice was provided that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.  Any matter that was either the subject of a disagreement, as defined in paragraph 304(a)(1)(iv) of Regulation  S-K, or a reportable event, as described in paragraph 304(a)(1)(v) of Regulation S-K.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 18, 2010  Herbert L. Becker caused a Form 8-K to be filed which stated that Eduardo Valero Erana had departed from his executive officer position as the Chairman of the Board and President and a Director and he, Mr. Becker, had been appointed President, CEO, Director and Chairman of the Board.

The June 18, 2010 Form 8-K was filed in error.  Mr. Erana did not depart from his positions as the Chairman of the Board and President and a Director, and Mr. Becker was not appointed President, CEO, Director and Chairman of the Board

Item 8.01

Other Events

On June 18, 2010, Herbert L. Becker caused a Form 8-K to be filed which stated that we had made a change to our mailing address and phone number.  That Form 8-K was filed in error.  No change to our mailing address or phone number was made.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 7, 2011	Barclay Road, Inc.

	By:	/s/ Eduardo Valero Erana
Eduardo Valero Erana
President and CEO